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                                                                  Exhibit 99.379


During Susan Schneider's comments at the client meeting tomorrow, she will be seeking your inputs and recommendations on prioritization of activities for 1998. Most of these projects, in addition to resource requirements at the ISO, will need in-depth client resources for development and review of these projects. Between the ISO and our clients, there are not enough resources to complete all of the activities identified in 1998.

We will solicit your inputs tomorrow, review internally, and hold a broader stakeholder meeting in April before making a recommendation to the Governing Board for a re-prioritization. So your input is vital to get this process started. The key issues as we know them:



A.  HIGH PRIORITY ISSUES IDENTIFIED DURING START-UP


      SOFTWARE VARIANCES

        - How many UNRESOLVED critical variances are there left and in what areas?
        - Do we know whether these will impact PX prices (congetion/ex-post) and quantities?
        -     What is the time table for resolving existing variances?
        - Are there workarounds for these variances; and if yes does any of these workarounds need to be handled by PX.

      MANUAL WORK-AROUNDS

        -     When will we get informed of these
        -     are these related to missing functionalities or variances?
        -     What is the procedure for designing these workarounds?

      SIMPLIFICATION EFFORTS

      BEEP  REVISIONS

        -     Some of these revisions are major
        - will they be in place by 3/31? - Are we designing workarounds in BEEP revisions do not go into effect?
        -     What is the impact on data interfaces to and from the ISO?


B. TOPICS VISIBLE AT FERC


      GMC UNBUNDLING STUDY

      TRANSMISSION RIGHTS STUDY

      TRANSMISSION ACCESS CHARGE MODIFICATIONS.


C.  MARKET DRIVEN TOPICS


      INTER-SC TRADE ADJUSTMENT BIDS

        -     When will this implemented?
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        -     Who will provide, "selling" SC or "buying" SC?
        -     How can we avoid gaming?
        -     What the default values today?

      PORTFOLIO BIDDING

      OTHERS?

        -     Cap on Congestion Prices and its impact on PX's Zonal MCPs
        -     Strategies to deal with known possibilities for gaming


D.  STAGING PLAN TOPICS:


1. IMBALANCE ENERGY SETTLEMENT PERIOD - (5-MINUTE INTERVAL)

      Real-Time Imbalance Energy charges will be calculated on a 5-minute interval
      Based on energy bids for A/S and Supplemental Energy.
        -     What is the latest implementation strategy?
        -     Is implementation identical to current protocols?

2. CALCULATION OF GENERATOR METER MULTIPLIERS

      Based on ex-post GMMs derived from actual metered quantities.
        -     Will FERC allow ex-post GMMs?

3. ALLOCATION OF REPLACEMENT RESERVE COSTS

      Allocate dispatched cost based on deviations between SC scheduled/actual demand Prorate undispatched costs based on SCs actual demand
        - Shouldn't only those SCs be charged if their actual demand is larger than their scheduled value
        -     only when SC under-schedules?
        -     Will ISO modify its protocols to increase or decrease the amount of replacement reserved procured based on market results?
        -     Will ISO software be modified to "schedule/dipatch" replacement reserve in the Hour-Ahead and Real-time markets?


4. ACCESS TO MDAS

      SCs, ISO Metered Entities, and authorized users able to request data from ISO's MDAS
        -     When?
        -     What will be the mechanism? Will there be API's?
        -     Security of access?


5. PROFILED METER DATA

      Allows for verification by the ISO of Approved Load Profiles
        -     Could SCs dispute/correct?
        -     How do we ensure synchronization with hourly metered data?
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6. REAL-TIME OPERATIONS - MONITORING AND CONTROL

      ISO will monitor and control the grid, including regulation units, directly with ISO's EMS system.


7. TRANSMISSION ASSESSMENT TOOLS

      Transmission capability assessment will be done on-line, using an A/C Optimal Power Flow model.
        -     Are we ready for AC OPF anytime soon
        -     both data and resources?
        - Are we ready to deal with strange results of the AC OPF? Need to establish workarounds now.


8. INTRAZONAL CONGESTION MANAGEMMENT

      Day-Ahead and Hour-ahead intra-zonal congestion management will be performed and charges and adjustments will be made using the on-line AC Optimal Power flow model.
        -     Are we ready for AC OPF anytime soon
        -     both data and resources?
        - Are we ready to deal with strange results of the AC OPF? Need to establish workarounds now.


9. ARCHIVING TOOLS

      Bidding, price and schedule data stored in permanent historical storage system.
        -     Has ISO established the technologies for storage and access?
        -     Have we defined turn around time for data requests?
        -     Who can request to audit data and what securities are in place?

10. STANDING SCHEDULES

      ISO provides for the use of Standing Schedules by Scheduling Coordinators.
        -     I do not see the value of this for PX.


11. A/S BID EVALUATION AND PRICING ALGORITHM

      Bid evaluation and pricing of A/S will take into account applicable usage charges.


12. BIDDING INTO ISO A/S AUCTION FROM OUTSIDE THE ISO CONTROL AREA

      A/S can be bid into ISO auctions or self-provided from resources outside the control area
        - How do we monitor compliance? Unless we can monitor compliance, we will end up with additional UFEs that will mainly impact PX and its customers.


13. ISO PROVISION OF OPERATING RESERVES FOR INTERRUPTIBLE IMPORTS AND ON-DEMAND OBLIGATIONS

      SCs can self-provide or purchase from ISO the operating reserves required for interruptible imports and on-demand obligations.
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14. A/S SELF-PROVISION AND BIDDING FROM THE SAME RESOURCE


      SCs can self-provide and bid the same A/S from the same resource.
        - Can the same capacity be assigned to both bid and self provision? If yes, what is the protocol if wining the bid? If no, where will the schedule/bid be validated?
        - Can SC bid in A/S capacity in the Preferred schedule cycle, and then pull back and self-provide in the Day-Ahead iteration?

15. ACQUISITION OF BLACK START SERVICES

      ISO will procure Black Start competitively
        -     Is the market geographically deep enough for this?

16. ACQUISITION OF VOLTAGE SUPPORT SERVICES

      The ISO will procure additional Voltage Support competitively
        -     Is the market geographically deep enough for this?


17. NON-SPINNING RESERVE AND REPLACEMENT RESERVE BIDS


      Adjusts the relationship between capacity bid and ramp rates.
        -     Could help with some of the errors in the existing requirements?


18. CONGESTION MANAGEMENT - FINAL SCHEDULE SELECTION

      ISO selects either the Preferred or Revised Schedules based on which provides the lower total Usage charge revenues to the ISO.
        - Potential for gaming is there specially for those who could gain from Preferred Market Results?


19. ISO PUBLISHING RESULTS OF COMPARATIVE CONGESTION COSTS


      Congestion Management adjustments made with constraint that SC's schedules remain balanced, but will calculate and publish the cost of congestion with this constraint relieved.
        - Current ISO protocols for balancing schedules need to be addressed by experts. It can impact PX's zonal price calculation process and will allow gaming.